    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------



                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               B2BSTORES.COM INC.
                        (NAME OF ISSUER IN ITS CHARTER)

                DELAWARE                                    7389                                   11-3500746
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                 CLASSIFICATION CODE)                     IDENTIFICATION NUMBER)

                            ------------------------

                   249 EAST OCEAN BOULEVARD                                            WOO JIN KIM, CEO
                 LONG BEACH, CALIFORNIA 90802                                         B2BSTORES.COM INC.
                         562/491-7180                                              249 EAST OCEAN BOULEVARD
        (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S                            LONG BEACH, CALIFORNIA 90802
 PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)                            562/491-7180
                                                                  (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                   DAVID ALAN MILLER, ESQ.                                          LAWRENCE FISHER, ESQ.
                   GRAUBARD MOLLEN & MILLER                                  ORRICK, HERRINGTON & SUTCLIFFE LLP
                       600 THIRD AVENUE                                                666 FIFTH AVENUE
                   NEW YORK, NEW YORK 10016                                        NEW YORK, NEW YORK 10103
                  TELEPHONE: (212) 818-8800                                       TELEPHONE: (212) 506-5000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as possible after the effective date of this registration statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /x/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-88511

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED
                                                                        MAXIMUM OFFERING       PROPOSED
                 TITLE OF EACH CLASS                    AMOUNT TO BE     PRICE PER          MAXIMUM AGGREGATE      AMOUNT OF
           OF SECURITIES TO BE REGISTERED               REGISTERED       SHARE              OFFERING PRICE(1)    REGISTRATION FEE
Common stock, par value $0.01........................     1,200,000          $ 8.00            $ 9,600,000           $ 2534.40
Common stock(2)......................................       180,000            8.00              1,440,000              380.16
Representatives' warrants to purchase shares of
common stock(3)......................................       120,000           .0001                     --                  --
Common stock(4)......................................       120,000           13.20              1,584,000              418.18
Total........................................................................................................        $ 3332.74



(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933.


(2) Represents the shares of our common stock that may be purchased by the underwriters solely to cover over-allotments, if any.


(3) No registration fee is required under Rule 457(g) under the Securities Act.


(4) Represents the shares of our common stock purchasable by the representatives upon exercise of warrants being issued to them in connection with this offering.
                            ------------------------

Incorporation by reference of Registration Statement on Form SB-2, No. 333-88511

      b2bstores.com Inc. ("Company") hereby incorporates by reference into this Registration Statement on Form SB-2 in its entirety the Registration Statement on Form SB-2 (SEC File No. 333-88511) declared effective on February 9, 2000 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES


     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM SB-2 AND HAS AUTHORIZED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, IN THE CITY OF LONG BEACH ON THE 10TH DAY OF FEBRUARY 2000.


                                          b2bstores.com Inc.

                                          By:        /s/ WOO JIN KIM
                                              ----------------------------------
                                                         Woo Jin Kim
                                                   Chief Executive Officer

     In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:


                SIGNATURE                                    TITLE                          DATE
------------------------------------------  ---------------------------------------  -------------------
                    *                       Chairman of the Board and                   February 10, 2000
                 Richard Kandel             Director
             /s/ WOO JIN KIM                Chief Executive Officer,                    February 10, 2000
                 Woo Jin Kim                President and Director
                    *                       Chief Financial Officer and                 February 10, 2000
                 Mark Voorhis               Chief Operating Officer
                                            Director
                 John Higgins
                    *                       Director                                    February 10, 2000
                 Philip Ellett


------------------

* By power of attorney

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER    DESCRIPTION
--------   ---------------------------------------------------------------------------------------------------------

 5.1        --   Opinion of Graubard Mollen & Miller
23.1        --   Consent of Graubard Mollen & Miller
                 (included in the Opinion filed as Exhibit 5.1)
23.2        --   Consent of BDO Seidman, LLP+